               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights for Total Return Fund and Equity Fund" and Sections 4.1(i) and 4.2(h)
of  "Representations  and  Warranties"  in  Appendix  A in  the  Combined  Proxy
Statement/Prospectus of the Total Return Series of Security Equity Fund relating to the  reorganization  into Equity  Series of  Security  Equity Fund and to the incorporation  by  reference  of  our  report  dated  November  2,  2001  in the
Registration  Statement  (Form  N-14)  filed with the  Securities  and  Exchange
Commission in this Registration Statement on Form N-14.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
May 30, 2002